Exhibit 77(q)(1)

(a)(1) Plan of Liquidation and Dissolution of series ING Classic Principal Protection Fund III effective June 1, 2005 previously filed as an Exhibit to the Post-Effective Amendment No. 76 to the Registrant's Registration Statement on Form N-1A on July 11, 2005 and incorporated herein by reference.
(a)(2) Plan of Liquidation and Dissolution of series ING Classic Principal Protection Fund IV effective September 7, 2005 - Filed herein.
(e)(1) Amended and Restated Expense Limitation Agreement dated April 1, 2005 between ING Investments, LLC and ING Series Fund, Inc. previously filed as an Exhibit to the Post-Effective Amendment No. 76 to the Registrant's Registration Statement on Form N-1A on July 11, 2005 and incorporated herein by reference.